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                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement ("Amendment"), dated as of January 12, 2007, is entered into by and between Lightbridge, Inc., a Delaware corporation (the "Company") and Robert E. Donahue of Northborough, Massachusetts (the "Executive").

     WHEREAS, the Company and the Executive are parties to that certain Employment Agreement, dated as of January 7, 2005 (the "Employment Agreement");

     WHEREAS, in accordance with Section 13(a) of the Employment Agreement, the Company and the Executive wish to amend Sections 3(e) and 3(f) of the Employment Agreement;

     NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

     1. The first sentence of Section 3(e) of the Employment Agreement is hereby deleted in its entirety and the following substituted in its place and stead:

          The other Stock Option (the "Second Stock Option") shall be for 150,000 shares of Common Stock and such shares shall vest as follows:
          (i) in the event that the average closing price of Common Stock (as reported by the Nasdaq National Market) over any 20 consecutive trading day period beginning on or after the Effective Date and ending on or before the date the Executive's employment under this Agreement as President and Chief Executive Officer terminates (the "Average Closing Price") equals or exceeds $12.50, such Stock Option shall immediately vest as to 50,000 of such shares; (ii) in the event that the Average Closing Price during such period equals or exceeds $15.00, such Stock Option shall immediately vest as to an additional 50,000 of such shares; and (iii) in the event that the Average Closing Price during such period equals or exceeds $17.50, the Stock Option shall immediately vest in full.

     2. The first sentence of Section 3(f) of the Employment Agreement is hereby deleted in its entirety and the following substituted in its place and stead:

          In the event that, within two (2) years following a Change of Control, either (i) the Company (or its successor) terminates the Executive's employment without Cause or (ii) the Executive terminates his employment for Good Reason (as defined below), then (A) any unexercised Company stock options then held by the Executive shall immediately vest in full and shall remain exercisable for 90 days following such termination, (B) subject to the Executive's execution of the Release and the Severance Agreement and to the provisions of
          Section 14 below, the Company shall pay the Executive in one lump sum payment an amount equal to 1.5 times his then-current Annual Base Salary plus 1.5 times the bonus earned by the Executive in respect of the immediately preceding calendar year (or, if the Company's Compensation Committee has not yet made a determination regarding


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          the amount of such bonus, 1.5 times 60% of the Executive's target bonus for such year), and (C) the Executive and his family members will be eligible to continue his group health insurance coverage in accordance with the federal COBRA law.

     3. Capitalized terms used herein and without definition shall have their respective meanings as set forth in the Employment Agreement.

     4. The Company and the Executive hereby ratify and confirm that all of the covenants, agreements, terms, conditions and other provisions of the Employment Agreement are in full force and effect and unmodified, except as altered by this Amendment.

     5. This Amendment may be executed in one or more counterparts. A facsimile or copy of a signature is valid as an original.



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     IN WITNESS WHEREOF, the Company and the Executive have executed this
Amendment as of the date first written above.



                                           LIGHTBRIDGE, INC.



                                           /s/ Kevin C. Melia
                                           ----------------------------------
                                           Kevin C. Melia
                                           Chairman of the Board of Directors



                                           /s/ Robert E. Donahue
                                           ----------------------------------
                                           Robert E. Donahue